Exhibit 10.1 to 8-K

                    SEPARATION AGREEMENT AND GENERAL RELEASE


     THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this "Agreement") is made and entered into as of January 7, 2002 and is effective as of January 1, 2002 (the "Effective Date"), by and among JAMES GERALD COMBS, who resides at 200 Central Park South, New York, NY 10019 ("Employee"), and BOUNDLESS CORPORATION, a Delaware corporation ("BND"), BOUNDLESS TECHNOLOGIES, INC., a Delaware corporation ("BTI"), BOUNDLESS ACQUISITION CORP., a Delaware corporation ("BAC") and BOUNDLESS MANUFACTURING SERVICES, INC., a Delaware corporation ("BMS") (BND, BAC, BMS, and BTI are sometimes collectively referred to in this Agreement as the "Company").

                              W I T N E S S E T H:

     WHEREAS, Employee has been employed as an executive officer of BND and/or BTI and/or BAC and/or BMS; and

     WHEREAS, Employee and BND and BTI have entered into a certain Employment Agreement (the "Employment Agreement"), a copy of which is attached as Exhibit A to this Agreement; and

     WHEREAS, the Company (expressly including BND and BTI, as the employers of Employee pursuant to the Employment Agreement) and Employee wish to end the employment relationship between them and to terminate the Employment Agreement and to do so on amicable and mutually agreeable terms; and

     WHEREAS, Employee and BND have entered into one or more Stock Option Agreements (collectively, the "Stock Option Agreement"), a schedule of which is attached as Exhibit B to this Agreement, pursuant to which BND has granted options to Employee (collectively, the "Options") to purchase shares of common stock of BND ("Common Stock"), upon the terms and subject to the conditions contained in the Stock Option Agreement; and

     WHEREAS, Employee and BND (as the grantor of the Options to Employee pursuant to the Stock Option Agreement) desire to accelerate the vesting of the Options and to provide for the exercise of the Options as to the underlying shares during the five-year period following the Effective Date; and

     WHEREAS, Employee, as the result of the exercise of certain stock options granted to him by BMS, owns 2,000,000 shares of common stock of BMS (the "BMS Shares"); and

     WHEREAS, Employee desires to transfer the BMS Shares to BND, and BND wishes to acquire the BMS Shares; and

     WHEREAS, Employee and the Company desire to settle any open issues which may exist between them, including, but not limited to, any open issues that arise out of Employee's employment with the Company (expressly including BND and/or BTI, as the employers of Employee pursuant to the Employment Agreement) or his separation from such employment;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, and other consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.   TERMINATION OF EMPLOYMENT AGREEMENT; VOLUNTARY RESIGNATION

     A. The Employment Agreement is hereby terminated

     B. Employee, concurrently with the Effective Date of this Agreement, shall voluntarily resign from employment with the Company (expressly including BND and/or BTI, as the employers of Employee pursuant to the Employment Agreement) by the delivery to the Company of a letter of resignation in the form of Exhibit C attached to this Agreement (the "Letter of Resignation"), and shall thereafter be relieved of all day-to-day duties and responsibilities as an employee of the Company (expressly including BND and/or BTI, as the employer of Employee pursuant to the Employment Agreement). Employee's resignation shall include all offices held by Employee in the Company and any affiliates of the Company for which Employee has been elected an officer.

     C. Employee, concurrently with the Effective Date of this Agreement, by the delivery to the Company of the Letter of Resignation, shall voluntarily resign as a director of the Company and of each affiliate of the Company on whose board of directors Employee serves, except that Employee shall continue to serve as a member of the Board of Directors of BND.

2.   CONSIDERATION FROM THE COMPANY; CERTAIN AGREEMENTS OF THE PARTIES

     A. Upon Employee's execution of this Agreement and submission of the Letter of Resignation as provided in Section 1, the Company agrees to pay to Employee the amount of $475,000 (the "Separation Payments") (herein so called) on the terms described in the promissory note (as hereinafter defined) and to evidence such obligation by the issuance to Employee of the promissory note in substantially the form set forth on Exhibit D attached to this Agreement (the "Promissory Note"). Employee understands and agrees that, except as set forth on Exhibit E, the Separation Payments are all the payments that he will receive from the Company and that he will not be entitled to receive any further salary, bonuses, accrued but unused vacation, expense reimbursement, or similar payments from the Company after the effective date of Employee's resignation. In this regard, Employee specifically acknowledges and agrees that his bonus for the 2000 calendar year, which was in the amount of $75,000, and which has not been paid by the Company as of the date hereof, has been considered in determining the amount of the Separation Payment and that Employee will receive no other payment with respect to such bonus. Employee (i) acknowledges that the Separation Payments may be less than, and are in lieu of, the severance payments that would be payable to Employee under certain circumstances pursuant to the Employment Agreement, and (ii) understands and agrees that the Separation Payments to be made by the Company are more than he would be entitled to receive as a terminating/resigning employee under the Company's normal policies and procedures and represents sufficient consideration for the releases contained in this Agreement and the promises of confidentiality provided in the Consulting Agreement, as hereinafter defined, and reaffirmed by Employee in this Agreement.

     B. As additional consideration to Employee, and notwithstanding the terms of the Stock Option Agreement, BND (as the grantor of the Options to Employee pursuant to the Stock Option Agreement) hereby agrees to accelerate the vesting of the Options as to all the shares of the Common Stock covered by the Stock Option Agreement (the "Vested Option Shares"), with the effect that, upon the Effective Date and for the period of five years following the Effective Date, Employee shall be entitled to purchase the Vested Option Shares in the manner, and for the purchase price, contemplated by the Stock Option Agreement.

     C. In the event Employee dies before all amounts payable to Employee under the terms of this Section 2 are paid, all unpaid amounts shall be paid to the personal representative of Employee's estate in accordance with the terms of this Agreement. The personal representative of Employee's estate shall also have the right to exercise any of the Options which have not been exercised by the date of Employee's death, during the period of exercise provided in this Agreement.

     D. BND and BTI are intended to be joint obligors under this Agreement, and each of BND and BTI agrees that it is obligated to perform the agreements of the Company set forth in this Section 2 as if it were the "Company" named herein.

     E. Employee, concurrent with the Effective Date of this Agreement, shall transfer, convey, assign and deliver to BND, and BND shall purchase, acquire and accept from Employee, the BMS Shares for good and valuable consideration, including the execution of this Agreement by the Company. Employee hereby agrees to execute and to deliver to BND such documentation with respect to this transfer as BND shall reasonably request. Employee hereby represents and warrants that he has good and valid title to the BMS Shares, free and clear of any and all liens and encumbrances, and that upon delivery of the certificate or certificates representing such shares, Employee will transfer to BND good and valid title to the BMS Shares, free and clear of any and all liens and encumbrances.

     F. Concurrent with the Effective Date of this Agreement, Employee and BND will execute a consulting agreement, on terms substantially similar to those set forth on Exhibit F attached hereto (the "Consulting Agreement").

3.   MUTUAL RELEASE

     A. As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company and each of the Company's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such parent companies, divisions, subsidiaries, and affiliates), past or present, and all persons acting by, through, under, or in concert with any of them, or any of them, including without limitation, Daniel N. Matheson, Jeffrey Moore, Gary Wood, J. Frank Stephens, Jack Murphy, Joseph Joy, Tony Giovaniello, Joseph Gardner, Munsch, Hardt, Kopf & Harr, P.C. (all of the foregoing are collectively called "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, any claims for wages, commissions, compensatory, or liquidated damages, any rights arising out of alleged violations of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, any legal restrictions on the Company's right to terminate, discipline, or otherwise manage employees, or any federal, state, or other governmental statute, regulation, or ordinance, including, but without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Older Workers' Benefit Protection Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers' Compensation Act, the Texas Constitution, Texas Common Law, and any state or local laws, ordinances and regulations, which Employee now has or claims to have, or which Employee at any time heretofore had, or claimed to have, against each or any of the Releasees arising out of or related to any matter, event, fact, act, omission, cause, or thing which existed, arose, or occurred on or prior to the execution of this Agreement, it being the intention of the parties to make this release as broad and general as the law permits. Without limiting the generality of the foregoing, and except as expressly provided herein and on Exhibit E hereto, Employee expressly releases Releasees from any claim Employee may have, or claim to have, with respect to capital stock, stock options, stock warrants, or other equity securities that may now exist or might have been issued or granted to Employee in the future by the Company (expressly including BND and BMS). Employee acknowledges and represents that he has accepted the consideration provided for under this Agreement with the intention to be bound by this Agreement and in full satisfaction of all claims and obligations of the Company to Employee regarding any matter or incident up to the date Employee executes this Agreement, and Employee intends to be legally bound thereby.

     B. As a material inducement to Employee to enter into this Agreement, the Company hereby irrevocably and unconditionally releases, acquits, and forever discharges Employee and each of Employee's consultants and attorneys, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, any rights arising out of alleged violations of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, which the Company, and/or its respective officers and directors, now has, or claims to have, or which the Company at any time heretofore had, or claimed to have, against Employee or any other party released herein arising out of or related to any matter, event, fact, act, omission, cause, or thing which existed, arose, or occurred on or prior to the execution of this Agreement.

     C. Nothing contained in this Agreement is intended to limit, or shall be construed as limiting, the right of the Company or Employee to assert any claim against the other or against any other person or entity, related to any action or omission that occurs after the Effective Date, expressly including any violation of any covenant or agreement contained in this Agreement.

     D. Company acknowledges that Employee is or may be entitled to indemnification under the circumstances contemplated by a certain Indemnification Agreement (herein so called) dated as of November 27, 2001, between Employee and BND, that the Indemnification Agreement remains in effect, and that nothing contained in this Agreement is intended to modify Employee's rights under the Indemnification Agreement; provided that Employee acknowledges and agrees that the Indemnification Agreement is limited in application to the services of Employee as a director and/or an officer of the Company. A copy of the Indemnification Agreement to which Employee is a party is attached to this Agreement as Exhibit G. In the event of any conflict between this Agreement and the Indemnification Agreement, the terms of the latter will be controlling.

4.   NO ADMISSION OF LIABILITY

     A. This Agreement shall not in any way be construed as an admission by the Company or others released herein of any liability whatsoever, or as an admission by the Company or others released herein that they have acted wrongfully with respect to Employee, or any other person, or that Employee, or any other person, has any rights whatsoever against the Company or others released herein. The Company and others released herein specifically disclaim any liability to or wrongful acts against Employee, or any other person, on the part of themselves, their partners, their officers, their employees, their attorneys, or their agents. It is understood and agreed that this Agreement is made by the Company and others released herein purely to compromise any disputed claims, avoid litigation, and obtain a resolution of any open issues between the parties.

5.   NO COMPLAINTS FILED

     Employee represents that he has not heretofore filed any charges or complaints against the Company with any federal, state, or local governmental, judicial, or administrative agencies. Employee further agrees that he will not file any charges or complaints, or initiate any suit or action, against the Company based on his employment with the Company or the termination of such employment; provided, that nothing contained in this Section 5 shall be deemed to prohibit any charge or complaint filed by Employee after the Effective Date for the purpose of enforcing the terms and conditions of this Agreement, the Indemnification Agreement, the Consulting Agreement, or of asserting damages resulting from a breach of this Agreement, the Consulting Agreement, or the Indemnification Agreement by the Company.

6.   CONFIDENTIALITY AND COMPETITION AND NON-DISPARAGEMENT

     A. Employee acknowledges that he is bound by certain confidentiality, noncompetition, nonsolicitation, and similar covenants contained in the Consulting Agreement. Employee hereby reaffirms each of such covenants and agreements and hereby agrees to be bound by, adhere to, and perform each of his obligations under each of such covenants and agreements during the periods set forth in the Consulting Agreement.

     B. Employee and Company agree that each will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of each other or of any Releasee released by the Company or the Employee under of Section 3 of this Agreement.

7.   CERTAIN REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

     As a material inducement to the Company to enter into this Agreement, Employee hereby represents and warrants to the Company as follows:

          (i) Employee is not indebted to the Company for cash advances (whether for expenses or other purposes) or otherwise.

          (ii) The Employment Agreement, the Stock Option Agreement, the Warrant Agreement, the Consulting Agreement and the Indemnification Agreement (collectively, the "Employee Agreements") are the only agreements between Employee and the Company, and Employee claims no contractual rights with respect to the Company that are not embodied in the Employment Agreement, the Stock Option Agreement, the Warrant Agreement, the Consulting Agreement and the Indemnification Agreement.

          (iii) Employee has complied in all material respect with his duties and obligations under each of the Employee Agreements and is not in breach or default of any representation, warranty, or covenant contained in any of the Employee Agreements.

8.   NON-DISCLOSURE

     Subject to the requirements of state and federal laws, Employee agrees that he will keep the terms, amount, and fact of this Agreement confidential, and he or it will not disclose any information concerning this Agreement to any third person, including, but not limited to, any past or present employees of the Company, except as may be required by law and for disclosure to the several banks that are lenders to the Company.

9.   OWNERSHIP OF CLAIMS

     Employee represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or claims released herein or any portion thereof, or interest therein.

10.  SUCCESSORS

     This Agreement shall be binding upon Employee and the Company and upon their respective heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the parties and others released herein, and each of them, and to their respective heirs, administrators, representatives, executors, successors, and assigns.

11.  GOVERNING LAW

     THIS AGREEMENT SHALL IN ALL RESPECTS BE INTERPRETED, ENFORCED AND GOVERNED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

12.  VENUE; SERVICE OF PROCESS

     Any litigation arising out of or in connection with this Agreement, whether initiated by Employee or the Company, shall be brought in the Supreme Court, New York County, New York, or in the United States District Court for the Southern District of New York. Employee, for himself and his successors and assigns, hereby (a) irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of New York and agrees and consents that service of process may be made upon him in any legal proceeding arising out of or in connection with this Agreement by service of process as provided by New York Law, (b) irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of venue of any litigation arising out of or in connection with this Agreement brought in the Supreme Court, New York County, New York, or in the United States District Court for the Southern District of New York, New York, (c) irrevocably waives any claims that any litigation brought in any such court has been brought in an inconvenient forum, (d) irrevocably consents to the service of process out of any of the aforementioned courts in any such litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Employee at his address set forth herein, and (e) irrevocably agrees that any legal proceeding against the Company arising out of or in connection with this Agreement shall be brought in the Supreme Court, New York County, New York, or in the United States District Court for the Southern District of New York, New York.

13.  PROPER CONSTRUCTION

     A. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

     B. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof.

14.  SEVERABILITY

     The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain valid and enforceable.

15.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument.

16.  ENTIRE AGREEMENT

     This Agreement, including the exhibits and schedules attached hereto, sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. No amendment or modification of this Agreement shall be valid unless in writing and signed by all parties, and approved by resolution of the board of directors of BND, BMS, or BAC, as the case may be.

17.  RIGHT TO CONSULT AN ATTORNEY AND PERIOD FOR CONSIDERATION OF AGREEMENT

     Employee is given a period of twenty-one days to review and consider this Agreement before signing it. He may use as much of this twenty-one day period as he wishes before signing and he is encouraged to consult with an attorney before signing this Agreement. Employee understands that whether or not to consult with an attorney is his decision.

18.  RIGHT TO REVOKE AGREEMENT

     Employee may revoke this agreement within seven days after signing it. Revocation can be made by delivering a written notice of revocation to the President of the Company. For this revocation to be effective, written notice must be received by the President of the Company no later than the close of business on the seventh day after Employee signed this Agreement. If Employee revokes this Agreement, it will not be effective or enforceable unless Employee simultaneously tenders back to the Company any payments described in Section 2 theretofore made to Employee as well as any payments made to Employee under the Consulting Agreement.

19.  FULL AND INDEPENDENT KNOWLEDGE

     Employee represents and agrees that he is fully aware of his right to discuss any and all aspects of this Agreement with his attorney or with representatives of any federal, state, or local agency, that he has been encouraged to do so, and that he has availed himself of that right to the full extent, if any, that he desired, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

20.  NO RELEASE OF FUTURE CLAIMS

     This Agreement does not waive or release any rights or claims that Employee or the Company may have which are based upon acts or omissions that occur after the date Employee signs this Agreement.

21.  EFFECTIVENESS OF AGREEMENT

     Anything to the contrary contained in this Agreement to the contrary notwithstanding, this Agreement will not become effective or binding on the Company unless and until the Company receives the Letter of Resignation and the Consulting Agreement has been executed between the parties thereto.

22.  NOTICES AND RIGHT TO CURE

     A. Any notice, communications, consent request, or demand from one party to another must be in writing to be effective and shall be deemed to have been given on the day actually delivered personally or by facsimile, or if mailed, on the fourth business day after it is enclosed in an envelope, addressed to the party to be notified at the address indicated below, properly stamped, sealed, and deposited in U.S. mail. Either party may change its address or facsimile number for notices, at any time, by giving the other party written notice of the new address and/or facsimile number ten (10) days in advance of the date on which the party changing said address desires same to be valid for the purposes hereof. The address and facsimile number for each party is as follows:

     If to Employee:

     As set forth on the signature page hereof.

     If to Company:

     c/o Boundless Corporation
     Attn.: President
     100 Marcus Boulevard
     Hauppauge, New York 11788

     B. Notice of Default

     If any party to this Agreement asserts that another party has breached or is breaching this Agreement, the non-breaching party shall provide written notice of the alleged breach by the fastest available communication to the breaching party. Thereafter, the breaching party will have a period of five (5) business days to cure the breach.


BOUNDLESS CORPORATION

By:    /s/ Joseph Joy                  Its:  Chief Executive Officer & President
   ------------------------------          -------------------------------------


BOUNDLESS TECHNOLOGIES, INC.

By:    /s/ Joseph Gardner              Its:  Vice President, Finance
   ------------------------------          -------------------------------------


BOUNDLESS ACQUISITION CORP.

By:    /s/  Joseph Gardner             Its:  Vice President, Finance
   ------------------------------          -------------------------------------


BOUNDLESS MANUFACTURING SERVICES, INC.

By:    /s/  Joseph Joy                 Its:  President
   ------------------------------          -------------------------------------

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY.

     I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHT TO REVIEW AND CONSIDER THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS AGREEMENT, I EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.

EMPLOYEE:


   /s/ J. Gerald Combs
-------------------------
JAMES GERALD COMBS

Address for Notices:
200 Central Park South
New York, New York 10019
Fax:  N/A



                     [Notarization Pages have been omitted.]

                               LIST OF EXHIBITS TO
               SEPARATION AGREEMENT, DATED AS OF JANUARY 1, 2002,
                            AMONG J. GERALD COMBS AND
                   BOUNDLESS CORPORATION AND ITS SUBSIDIARIES



EXHIBIT A (*)       Employment Agreement, dated March 1, 2000, among Employee,
                    Boundless Corporation and Boundless Technologies, Inc.
                    (filed as an exhibit to Boundless Corporation's Annual
                    Report on Form 10-K for the fiscal year ended December 31,
                    2000).

EXHIBIT B           List of Employee's Stock Options to purchase Boundless
                    Corporation shares.

EXHIBIT C           Form of Letter of Resignation of Employee

EXHIBIT D (*)       Form of Non-Negotiable Convertible Note (filed separately as an exhibit to Boundless Corporation's Current Report on Form
                    8-K, dated January 23, 2002).

EXHIBIT E           List of other payments or consideration to be provided to
                    the Employee

EXHIBIT F (*)       Form of Consulting Agreement between the Employee and
                    Boundless Corporation (filed separately as an exhibit to Boundless Corporation's Current Report on Form 8-K, dated
                    January 23, 2002).

EXHIBIT G           Form of Indemnification Agreement between Boundless
                    Corporation and the Employee (the same form of Indemnification Agreement entered into by Boundless
                    Corporation with each other member of its Board of Directors).


----------
(*) This document was or is being filed separately with the Commission.

                        EXHIBIT B TO SEPARATION AGREEMENT

                              LIST OF STOCK OPTIONS


Grantee: J. Gerald Combs

# Common          Strike        Expiration
Shares            Price         Date             Outstanding      Exercisable
------            -----         ----             -----------      -----------

15,000            $5.625        6/30/02          15,000           15,000
90,000            $5.625        6/30/02          90,000           90,000
25,000            $5.625        7/01/02          25,000           25,000
25,000            $5.625        7/01/02          25,000           25,000
150,000           $4.875        6/01/03          150,000          150,000
50,000            $5.00         2/18/04          50,000           37,500
65,000            $4.50         7/13/05          65,000           32,500
60,000            $1.50         12/28/05         60,000           60,000
------                                           ------           ------

480,000                                          480,000          435,000

                        EXHIBIT C TO SEPARATION AGREEMENT



TO:  THE BOARD OF DIRECTORS OF:
     BOUNDLESS CORPORATION
     BOUNDLESS TECHNOLOGIES, INC.
     BOUNDLESS ACQUISITION CORP.
     BOUNDLESS MANUFACTURING SERVICES, INC.
     MERINTA INC.


EFFECTIVE DATE: January 1, 2002

     Except as set forth below, the undersigned (the "Resigner") hereby resigns, effective as of the close of business on the above date, from any and all positions as a director or officer which he holds in Boundless Corporation, Boundless Technologies, Inc., Boundless Acquisition Corp., Boundless Manufacturing Services, Inc., and Merinta Inc. The Resigner acknowledges that the holder of this document shall have the right to enforce the resignation contemplated herein.

Exception: Member and Chairman of the Board of Directors of Boundless
Corporation



-----------------------
J. GERALD COMBS

                        EXHIBIT E TO SEPARATION AGREEMENT

1. Director's Fees. Employee is entitled to receive director's fees on the same basis as the independent members of BND's board of directors for so long as he serves on the board.

2. $38,000 Advance. The Company acknowledges its obligation to repay the $38,000 advance made by Employee to the Company in the summer of 2001, which repayment the Company agrees will be made no later than May 31, 2002.

3. Expenses. The Company agrees that Employee will be reimbursed for expenses incurred by him on the Company's behalf in accordance with standard Company policy.

4. Equipment. Employee may keep the laptop computer furnished to him by the Company and such of his office furnishings located at 51 East 42nd Street, 11th Floor, New York, New York 10017, as he wishes to retain, but all other equipment, furnishings, etc. will be returned to the Company by February 27, 2002.

5. Consulting Agreement. The Company's obligations to the Employee as described in the Consulting Agreement.

6. Warrant Agreement. Employee's rights under that certain warrant agreement to acquire 3,889 shares of BND common stock dated June 1, 2001 (the "Warrant Agreement").

                        EXHIBIT G TO SEPARATION AGREEMENT

                              BOUNDLESS CORPORATION
             DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND FIDUCIARIES
                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement ("Agreement") is effective as of ____________________________, by and between Boundless Corporation, a Delaware corporation (the "Company"), and ____________________________ ("Indemnitee").

     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

     WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

     NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

23.  CERTAIN DEFINITIONS.

     A. "Change in Control" shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") and any new director whose election by the Board or nomination by the Board for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 51% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

     B. "Claim" shall mean with respect to a Covered Event (as defined below): any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

     C. "Covered Event" shall mean any event or occurrence related to the fact that Indemnitee is or was, or acted or failed to act while, a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or has or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture trust or other entity or an employee benefit plan.

     D. "Expenses" shall mean any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

     E. "Expense Advance" shall mean a payment to Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of or final judgement relating to a Claim.

     F. "Independent Legal Counsel" shall mean an attorney or firm of attorneys selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of any other indemnitee under a similar indemnification agreement).

     G. "Reviewing Party" shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board in accordance with applicable law to review the Company's obligations hereunder and under applicable law, which may include a member or members of the Board, the Company's legal counsel, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification.

     H. "Section" refers to a section of this Agreement unless otherwise indicated.

     I. "Voting Securities" shall mean any securities that vote generally in the election of directors.

24.  INDEMNIFICATION.

     A. Indemnification of Expenses. Subject to the provisions of Section 2(b), the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

     B. Review of Indemnification Obligations. Notwithstanding the foregoing, the Company may, but is not required to request that a Reviewing Party review the Company's obligations and determine whether Indemnitee is entitled to be indemnified hereunder, in whole or in part under applicable law, and in the event any Reviewing Party shall have determined (in a written opinion pursuant to Section 2(d) if Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying Indemnitee; provided, however, if Indemnitee has commenced legal proceedings pursuant to Section 2(c), any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) is made with respect thereto.

     C. Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

     D. Selection of Reviewing Party. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board. If there has been a Change in Control, the Reviewing Party shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), or such other person as the Indemnitee and the Company shall mutually agree upon. Any such counsel, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion, subject to Section 2(c). The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and, with respect to the same Claim, such Independent Legal Counsel shall be the Independent Legal Counsel for all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

     E. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

25.  EXPENSE ADVANCES.

     A. Obligation to Make Expense Advances. The Company shall make Expense Advances to Indemnitee upon receipt of a written undertaking by or on behalf of the Indemnitee to repay all Expense Advances if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor by the Company. Any written undertaking by Indemnitee to repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.

     B. Determination of Reasonable Expense Advances. All amounts included in an Expense Advance that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed to be reasonable.

26.  PROCEDURES FOR INDEMNIFICATION AND EXPENSE ADVANCES.

     A. Timing of Payments. All payments of Expenses by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than (i) twenty (20) business days after such demand for an "Expense Advance is given to the Company and (ii) forty-five (45) business days after any other demand for Expenses is given to the Company.

     B. Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified and to receive Expense Advances, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the Company's principal executive offices. Indemnitee shall give the Company such information and otherwise cooperate with the Company as it may reasonably require and as shall be within Indemnitee's power.

     C. No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     D. Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

     E. Selection of Counsel. In the event the Company shall be obligated to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee's separate counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification and Expense Advances hereunder.

27.  ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

     A. Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's certificate of incorporation, the Company's bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 10(a) hereof.

     B. Nonexclusivity. The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's certificate of incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

28.  NO DUPLICATION OF PAYMENTS.

     The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's certificate of incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder.

29.  PARTIAL INDEMNIFICATION.

     If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

30.  MUTUAL ACKNOWLEDGEMENT.

     Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its, or its subsidiaries, directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

31.  LIABILITY INSURANCE.

     To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

32.  EXCEPTIONS.

     Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

     A. Claims Initiated by Indemnitee. To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's certificate of incorporation or bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the

Delaware General Corporation Law (relating to indemnification of officers, directors, employees and agents, and insurance), regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

     B. Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

     C. Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 10(c) regarding the Company's obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated such statute.

33.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

34.  BINDING EFFECT; SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company, any subsidiary of the Company, or of any other entity or an employee benefit plan at the Company's request.

35.  EXPENSES INCURRED IN ACTION RELATING TO ENFORCEMENT OR INTERPRETATION.

     In the event any action is instituted by Indemnitee or by or in the name of the Company, under this Agreement or under any liability insurance policy maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee, and to receive Expense Advances, with respect to such action (including without limitation attorneys' fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

36.  NOTICE.

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice given as provided in this Section.

37.  CONSENT TO JURISDICTION.

     The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

38.  SEVERABILITY.

     The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

39.  CHOICE OF LAW.

     This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

40.  SUBROGATION.

     In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

41.  AMENDMENT AND TERMINATION.

     No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

42.  INTEGRATION AND ENTIRE AGREEMENT.

     This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

43.  NO CONSTRUCTION AS EMPLOYMENT AGREEMENT.

     Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

BOUNDLESS CORPORATION


By:__________________________________

Name:________________________________

Title:_______________________________

Address: Boundless Corporation
         100 Marcus Boulevard
         Hauppauge, New York  11788
         Attention:  Chief Financial Officer


                                                AGREED TO AND ACCEPTED BY:

                                                INDEMNITEE



                                                (signature)



                                                     Address:___________________